                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 05/31/01
                                                     DETERMINATION DATE 06/12/01
                                                     DISTRIBUTION DATE: 06/15/01
                                                                               A

===================================================================================================================================
                                     ORIGINAL        BEGINNING                                CURRENT                     ENDING
                      CERTIFICATE   CERTIFICATE     CERTIFICATE                               REALIZED     TOTAL       CERTIFICATE
    CLASS      CUSIP      RATE        BALANCE         BALANCE       INTEREST     PRINCIPAL      LOSS    DISTRIBUTION     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     AH      60934YAP5  4.39250%  155,250,000.00   42,199,127.43   159,615.27   3,136,805.90    0.00    3,296,421.17  39,062,321.53
Factors per
  Thousand                                                         1.02811767   20.20486894             21.23298661    251.60915638
-----------------------------------------------------------------------------------------------------------------------------------
    MH-1     60934YAV2  4.67250%   16,750,000.00   16,750,000.00   67,394.32        0.00        0.00     67,394.32    16,750,000.00
Factors per
  Thousand                                                         4.02354167    0.00000000              4.02354167   1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
    MH-2     60934YAW0  4.87250%   15,250,000.00   15,250,000.00   63,985.40        0.00        0.00     63,985.40    15,250,000.00
Factors per
 Thousand                                                          4.19576389    0.00000000              4.19576389      1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     BH      60934YAX8  5.97250%   12,750,000.00   12,750,000.00   65,573.07        0.00        0.00     65,573.07    12,750,000.00
Factors per
  Thousand                                                         5.14298611    0.00000000              5.14298611      1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    POOL                          200,000,000.00   86,949,127.43   356,568.06   3,136,805.90    0.00    3,493,373.97  83,812,321.53
   Totals                                                          4.10088145   36.07633562             40.17721707    419.06160764
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      X         n/a     0.00000%       0.00             0.00          0.00          0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
   TOTALS                         200,000,000.00   86,949,127.43   356,568.06   3,136,805.90    0.00    3,493,373.97  83,812,321.53
===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 05/31/01
                                                     DETERMINATION DATE 06/12/01
                                                     DISTRIBUTION DATE: 06/15/01
                                                                               A

================================================================================

                             Certificate Information



       Interest   Carry Forward  Applied Realized    Realized    Unpaid Realized
      Requirement     Amount        Loss Amount     Loss Amount    Loss Amount

 AH   159,615.27      0.00             0.00            0.00           0.00
MH-1   67,394.32      0.00             0.00            0.00           0.00
MH-2   63,985.40      0.00             0.00            0.00           0.00
 BH    65,573.07      0.00             0.00            0.00           0.00

================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 05/31/01
                                                     DETERMINATION DATE 06/12/01
                                                     DISTRIBUTION DATE: 06/15/01
                                                                               A

===================================================================================================================================


     SCHEDULE OF REMITTANCE
Aggregate Amount Received           3,554,117.60          FEES
                                                          Contingency Fee                                       18,019.39
(Contingency Fee)                     (18,019.39)         Expense Account                                        1,449.15
(Escrow)                              (24,353.66)         FHA Premium Account                                    5,388.52
(Late Charges)                        (26,726.12)         Servicer Fee                                          18,019.40
(Servicer Fee)                        (18,019.40)         Trust Administrator Fee                                1,078.64
(Unreimbursed Monthly Advance)              0.00          FHA Custodian Fee                                         37.19
Monthly Advance                        33,212.61          Reimbursable to the Servicer - FHA Account             2,755.95
                                  --------------
                                      (53,905.96)

AVAILABLE REMITTANCE AMOUNT         3,500,211.64          PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                  ==============
                                                                2/01                3/01                4/01
                                                                ----                ----                ----
                                                               12.942%             12.942%             12.931%



                                                      -----------------------------------------------------------------------------
       EXHIBIT L                                        DELINQUENT INFOR.         # LOANS           AMOUNT          PERCENTAGE
                                                      -----------------------------------------------------------------------------
                                                      Delinquent 1-29 Days          710          13,825,632.94         16.02%
-----------------------------------------------       Delinquent 30-59 Days         128           2,491,991.93          2.89%
  Outstanding Balance            86,317,601.14        Delinquent 60-89 Days          63           1,198,312.54          1.39%
-----------------------------------------------       Delinquent 90 and over         52           1,204,187.76          1.40%
       # Accounts                        4,639        Loans in Foreclosure           20             455,986.51          0.53%
-----------------------------------------------       REO Property                    3              58,010.48          0.07%
                                                                            -------------------------------------------------------
                                                      TOTALS                        976          19,234,122.16         22.28%
                                                      -----------------------------------------------------------------------------

===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 05/31/01
                                                     DETERMINATION DATE 06/12/01
                                                     DISTRIBUTION DATE: 06/15/01
                                                                               A

================================================================================

                             COLLATERAL INFORMATION

Accelerated Principal Distribution                                   566,935.76
Adjusted Mortgage Interest Rate                                         12.342%
Aggregate Beginning Principal Balance of Loans                    89,266,814.77
Aggregate Ending Principal Balance of Loans                       86,317,601.14
Available Maximum Subordination Amount                            10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)      0.00
Compensating Interest                                                    230.20
Curtailments                                                         121,768.44
Excess and Monthly Payments                                          395,855.59
FHA Payments and Related Payments Received                                 0.00
FHA Claims Filed During the Due Period                                     0.00
FHA Claims Paid during the Due Period                                      0.00
FHA Claims Denied by FHA During the Period                                 0.00
FHA Claims Pending by FHA during the Period                            5,574.42
FHA Cumulative Claims Paid                                         2,114,693.99
Interest Received                                                    927,779.16
Libor                                                                  4.12250%
Monthly Excess Spread Percentage                                       100.000%
Net Funds Cap                                                           12.414%
Supplemental Account Interest Payment For:
     Class AH                                                              0.00
     Class MH-1                                                            0.00
     Class MH-2                                                            0.00
     Class BH                                                              0.00
Payments And Reimbursements to the Servicers Pursuant to:
     SECTION 5.04 (b)                                                      0.00
     SECTION 5.04 (c)                                                      0.00
     SECTION 5.04 (d)(ii)                                                  0.00
     SECTION 5.04 (e)                                                194,748.71
     SECTION 5.04 (f)(i)                                              36,038.79
Principal Prepayments (Number / Amount)                 133        2,050,677.37
Realized Losses (Current / Cumulative)           380,912.23       24,910,603.85
Reserve Amount                                                       194,748.71
Specified Subordinated Amount                                     10,300,000.00
Subordinated Amount                                                2,317,687.34
WAC                                                                     12.934%
WAM                                                                      203.83
Weighted Average Adjusted Mortgage Loan Remittance Rate                  4.796%

================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152